SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934 (Amendment No.     )

Check the appropriate box:

[ X ]	Preliminary Information Statement

[ ]	Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(21))

[ ]	Definitive Information Statement

AXIM Biotechnologies, Inc.

_____________________________________________________________

(Name of Registrant as Specified In Its Charter)

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[ ]	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

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4)	Proposed maximum aggregate value of transaction:

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[ ]	Fee paid previously with preliminary materials.

[ ]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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AXIM BIOTECHNOLOGIES, INC.

6191 CORNERSTONE COURT, E., SUITE 114

SAN DIEGO, CA 92121

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

____________________

August 31, 2023

On August 27, 2023, the board of directors of AXIM Biotechnologies, Inc. (the “Company”) adopted a resolution recommending that a certificate of amendment to the Company’s Articles of Incorporation be approved by the stockholders in order to increase the number of authorized shares of common stock of the Company from three hundred million (300,000,000) shares of common stock, par value $0.0001 per share, to one billion (1,000,000,000) shares of common stock, par value $0.0001 per share (the “Authorized Capital Increase”).

As of August 27, 2023, the Company obtained the written consent of stockholders representing greater than 50% of all votes entitled to be cast (the “Majority Stockholders”) approving an amendment to the Company’s Articles of Incorporation to effect the above-mentioned Authorized Capital Increase.  Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the actions will not be effective, and a Certificate of Amendment to our Articles of Incorporation effectuating the Authorized Capital Increase will not be filed with the Secretary of State for the State of Nevada, until twenty (20) days after the date this Information Statement is filed with the Securities and Exchange Commission and a copy thereof is mailed to each of the Company’s stockholders.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.  WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

No action is required by you.  The accompanying information statement is furnished only to inform our stockholders of the actions described above before they take place in accordance with the requirements of United States federal securities laws.  This Information Statement is being mailed on or about August 31, 2023, to all of the Company's stockholders of record as of the close of business on August 27, 2023.

/s/ John W. Huemoeller II

John W. Huemoeller II

Chief Executive Officer

AXIM BIOTECHNOLOGIES, INC.

INFORMATION STATEMENT

____________________

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement is furnished by the Board of Directors of AXIM Biotechnologies, Inc., a Nevada (the  “Company,” “we” or “us”) to the holders of record at the close of business on August 27, 2023 (the “Record Date ”) of the Company’s outstanding common stock, par value $0.0001 per share, pursuant to Rule 14c-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act” ), and pursuant Section 78.390 of the Nevada Revised Statutes.

The cost of furnishing this Information Statement will be borne by us.  We will mail this Information Statement to registered stockholders and certain beneficial stockholders where requested by brokerage houses, nominees, custodians, fiduciaries and other like parties.

This Information Statement informs stockholders of the action taken and approved on August 27, 2023, by the Company’s Board of Directors and by the Company’s Majority Stockholders holding greater than 50% of all votes entitled to be cast on the matter.  The Company’s Board of Directors and the Majority Stockholders approved an amendment to the Company’s Articles of Incorporation to increase in the number of authorized shares of common stock of the Company from three hundred million (300,000,000) shares of common stock, par value $0.0001 per share, to one billion (1,000,000,000) shares of common stock, par value $0.0001 per share (the “Authorized Capital Increase”).

Accordingly, all necessary corporate approvals in connection with the amendment to the Company’s Articles of Incorporation to affect the Authorized Capital Increase have been obtained.  This Information Statement is furnished solely for the purpose of informing the Company’s stockholders, in the manner required under the Exchange Act of these corporate actions. Pursuant to Rule 14c-2 under the Exchange Act, the actions will not be effective and a Certificate of Amendment to our Articles of Incorporation effectuating the Authorized Capital Increase will not be filed with the Secretary of State for the State of Nevada, until twenty (20) days after the date this Information Statement is filed with the Securities and Exchange Commission and a copy thereof is mailed to each of the Company’s stockholders. Therefore, this Information Statement is being sent to you for informational purposes only.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.  WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

The Company’s stockholders as of the Record Date are being furnished copies of this Information Statement.  This Information Statement is first being mailed or furnished to our stockholders on or about August 31, 2023.

NO DISSENTERS’ RIGHTS

Pursuant to the Section 78.297, 78.3793 and 78.390 of the Nevada Revised Statutes, none of the corporate actions described in this Information Statement will afford stockholders the opportunity to dissent from the actions described herein and to receive an agreed or judicially appraised value for their shares.

NOTICE OF ACTIONS TO BE TAKEN PURSUANT TO THE WRITTEN CONSENT OF STOCKHOLDERS HOLDING A MAJORITY OF THE OUTSTANDING SHARES OF COMMON STOCK OF THE COMPANY IN LIEU OF A SPECIAL MEETING OF THE STOCKHOLDERS, DATED AUGUST 27, 2023.

TO OUR STOCKHOLDERS:

NOTICE IS HEREBY GIVEN that, on August 27, 2023, AXIM Biotechnologies, a Nevada corporation (the “Company”) obtained the unanimous written consent of its board of directors (“Board of Directors ”) and the written consent of its Majority Stockholders holding greater than 50% of all votes entitled to be cast in order to approve an amendment to the Company’s Articles of Incorporation (the “Articles of Incorporation”) to increase  the number of authorized shares of common stock of the Company from three hundred million (300,000,000) shares of common stock, par value $0.0001 per share, to one billion (1,000,000,000) shares of common stock, par value $0.0001 per share (the “Authorized Capital Increase”).

OUTSTANDING SHARES AND VOTING RIGHTS

As of August 27, 2023 (the “Record Date”), the Company's authorized capitalization consisted of 300,000,000 shares of common stock, of which 233,649,403 shares were issued and outstanding and 5,000,000 shares of preferred stock of which 500,000 shares were issued and outstanding.  Each share of common stock of the Company entitles its holder to one (1) vote on each matter the common stock is entitled to vote upon.  Each share of Series C Preferred Stock of the Company entitles its holder to 100 votes on all matters submitted to the stockholders for a vote.

However, because the Majority Stockholders have consented to the foregoing actions by resolution dated August 27, 2023, in lieu of a special meeting in accordance with 78.320 of the Nevada Revised Statutes and because the Majority Stockholders have sufficient voting power to approve such actions through their ownership of common stock and Series C Preferred Stock, no other stockholder vote will be solicited in connection with this Information Statement.

AMENDMENT TO THE COMPANY’S ARTICLES OF INCORPORATION

The Board of Directors and the Majority Stockholders have approved an amendment to the Company’s Articles of Incorporation to affect the Authorized Capital Increase.

We intend to file a Certificate of Amendment (“Amendment”) to our Articles of Incorporation with the Secretary of State for the State of Nevada effectuating the above action.  Pursuant to Rule 14c-2 under the Exchange Act, the actions will not be effective, and the Amendment will not be filed, until twenty (20) days after the date this Information Statement is filed with the Securities and Exchange Commission (the “Commission”) and a copy thereof is mailed to each of the Company’s stockholders.  It is presently contemplated that such filing will be made on or about September 20, 2023.

The Authorized Capital Increase

The purpose of the Authorized Capital Increase is to increase the number of shares of the Company’s common stock available for issuance to investors who agree to provide the Company with the funding it requires to continue its operations, and/or to persons in connection with potential acquisition transactions, warrant or option exercises and other transactions under which the Company’s Board of Directors may determine is in the best interest of the Company and its stockholders to issue shares of common stock.  As of the date of this Information Statement, the Company has not identified any investors, entered into any agreements relating to any potential investment in the Company; or entered into any agreements relating to an acquisition of another specified company, pursuant to which the Company will issue shares of its common stock.

The Authorized Capital Increase will not have any immediate effect on the rights of existing stockholders, but may have a dilutive effect on the Company’s existing stockholders if additional shares are issued.

We are not increasing our authorized common stock to construct or enable any anti-takeover defense or mechanism on behalf of the Company.  While it is possible that management could use the additional shares to resist or frustrate a third-party transaction providing an above-market premium that is favored by a majority of the independent stockholders, the Company has no intent or plan to employ the additional unissued authorized shares as an anti-takeover device.

Potential Anti-takeover Effect

Release No. 34-15230 of the staff of the Securities and Exchange Commission requires disclosure and discussion of the effects of any stockholder proposal that may be used as an anti-takeover device.  However, as indicated above, the purpose of the Authorized Capital Increase is not to construct or enable any anti-takeover defense or mechanism on behalf of Company.  Although the Authorized Capital Increase could, under certain circumstances, have an anti-takeover effect, the Authorized Capital Increase is not being undertaken in response to any effort of which the Board of Directors is aware to accumulate shares of the Company’s common stock or obtain control of the Company.

Other than the Authorized Capital Increase, the Board of Directors does not currently contemplate the adoption of any other amendments to the Articles of Incorporation that could be construed to affect the ability of third parties to take over or change the control of the Company.  While it is possible that management could use the additional shares of authorized capital which become available following the Authorized Capital Increase to resist or frustrate a third-party transaction providing an above-market premium that is favored by a majority of the independent stockholders, the Company currently has no intent or plans or proposals to employ the additional unissued authorized shares as an anti-takeover device or to adopt other provisions or enter into other arrangements that may have anti-takeover ramifications.

The Company has no anti-takeover mechanisms present in its governing documents or otherwise and there are no plans or proposals to adopt any such provisions or mechanisms or to enter into any arrangements that may have material anti-takeover consequences.

Management is not aware of any provisions of the Company’s Articles of Incorporation and Bylaws that may have anti-takeover effects, which would make it more difficult for or preventing a third party from acquiring control of the Company or changing its Board of Directors and management.

Effects of the Authorized Capital Increase

General

Pursuant to the Authorized Capital Increase, the Company’s authorized shares of common stock will be increased from three hundred million (300,000,000) shares of common stock, par value $0.0001per share, to one billion (1,000,000,000) shares of common stock, par value $0.0001 per share.

Effect on Authorized and Outstanding Shares

As of the Record Date, the Company had 300,000,000 authorized shares of common stock, of which 233,649,403 were issued and outstanding and 5,000,000 authorized shares of preferred stock of which 500,000 shares have been designated as Series C Preferred Stock of which 500,000 shares were issued and outstanding.

The number of issued and outstanding shares of capital stock, (as well as the number of shares of Common Stock underlying any options, warrants, convertible debt or other derivative securities), will not be affected by the Authorized Capital Increase.

The rights and preferences of the shares of Common Stock prior and subsequent to the Authorized Capital Increase will remain the same. It is not anticipated that the Company's financial condition, the percentage ownership of management, the number of stockholders, or any aspect of the Company's business will materially change, as a result of the Authorized Capital Increase.

The Authorized Capital Increase will be effected simultaneously for all of the Company's Common Stock, will affect all of our holders of Common Stock uniformly, and will not affect any stockholder's percentage ownership interests in the Company or proportionate voting power.

		Issued and	Authorized but
	Authorized Common	Outstanding Common	Unissued Common
	Shares	Shares	Shares

Pre-Authorized Capital Increase	300,000,000	233,649,403	66,350,597

Post-Authorized Capital Increase	1,000,000,000	233,649,403	532,135,218

The Company will continue to be subject to the periodic reporting requirements of the Exchange Act. The Company's Common Stock is currently registered under Section 12(g) of the Exchange Act and as a result, is subject to periodic reporting and other requirements. The proposed Authorized Capital Increase will not affect the registration of the Company's Common Stock under the Exchange Act.

Effectiveness of the Authorized Capital Increase

The effective date of the Authorized Capital Increase will be the date of the filing of the Articles of Amendment with the Office of the Secretary of State of Nevada. Commencing on the effective date, each certificate of the Company's Common Stock will be deemed for all corporate purposes to evidence ownership of the number of shares of Common Stock resulting from the Authorized Capital Increase.

Certain Federal Income Tax Consequences

The following discussion summarizing certain federal income tax consequences of the Authorized Capital Increase is based on the Internal Revenue Code of 1986, as amended (the "Code"), the applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practices in effect on the date this Information Statement. This discussion is for general information only and does not discuss consequences that may apply to special classes of taxpayers (e.g., non-resident aliens, broker-dealers, or insurance companies).

The receipt of the Common Stock following the effective date of the Authorized Capital Increase, solely in exchange for the Common Stock held prior to the Authorized Capital Increase will not generally result in a recognition of gain or loss to the stockholders. The value of the additional share received in lieu of fractional shares, however, might possibly result in a gain or loss based upon the difference between the value of the additional share and the basis in the surrendered fractional share.

The adjusted tax basis of a stockholder in the Common Stock received after the Authorized Capital Increase will be the same as the adjusted tax basis of the Common Stock held prior to the Authorized Capital Increase exchanged therefore (subject to the treatment of fractional shares), and the holding period of the Common Stock received after the Authorized Capital Increase will include the holding period of the Common Stock held prior to the Authorized Capital Increase exchanged therefore. No gain or loss will be recognized by the Company as a result of the Authorized Capital Increase. The Company's views regarding the tax consequences of the Authorized Capital Increase are not binding upon the Internal Revenue Service or the courts, and there can be no assurance that the Internal Revenue Service or the courts would accept the positions expressed above.

THIS SUMMARY IS PROVIDED FOR GENERAL INFORMATION ONLY AND DOES NOT PURPORT TO ADDRESS ALL ASPECTS OF THE POSSIBLE FEDERAL INCOME TAX CONSEQUENCES OF THE AUTHORIZED CAPITAL INCREASE AND IS NOT INTENDED AS TAX ADVICE TO ANY PERSON. IN PARTICULAR, AND WITHOUT LIMITING THE FOREGOING, THIS SUMMARY ASSUMES THAT THE SHARES OF COMMON STOCK ARE HELD AS "CAPITAL ASSETS" AS DEFINED IN THE CODE, AND DOES NOT CONSIDER THE FEDERAL INCOME TAX CONSEQUENCES TO THE COMPANY'S STOCKHOLDERS IN LIGHT OF THEIR INDIVIDUAL INVESTMENT CIRCUMSTANCES OR TO HOLDERS WHO MAY BE SUBJECT TO SPECIAL TREATMENT UNDER THE FEDERAL INCOME TAX LAWS (SUCH AS DEALERS IN SECURITIES, INSURANCE COMPANIES, FOREIGN INDIVIDUALS AND ENTITIES, FINANCIAL INSTITUTIONS AND TAX EXEMPT ENTITIES). IN ADDITION, THIS SUMMARY DOES NOT ADDRESS ANY CONSEQUENCES OF THE AUTHORIZED CAPITAL INCREASE UNDER ANY STATE, LOCAL OR FOREIGN TAX LAWS. THE STATE AND LOCAL TAX CONSEQUENCES OF THE AUTHORIZED CAPITAL INCREASE MAY VARY AS TO EACH STOCKHOLDER DEPENDING ON THE STATE IN WHICH SUCH STOCKHOLDER RESIDES. AS A RESULT, IT IS THE RESPONSIBILITY OF EACH STOCKHOLDER TO OBTAIN AND RELY ON ADVICE FROM HIS, HER OR ITS TAX ADVISOR AS TO, BUT NOT LIMITED TO, THE FOLLOWING: (A) THE EFFECT ON HIS, HER OR ITS TAX SITUATION OF THE AUTHORIZED CAPITAL INCREASE, INCLUDING, BUT NOT LIMITED TO, THE APPLICATION AND EFFECT OF STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX LAWS; (B) THE EFFECT OF POSSIBLE FUTURE LEGISLATION OR REGULATIONS; AND (C) THE REPORTING OF INFORMATION REQUIRED IN CONNECTION WITH THE AUTHORIZED CAPITAL INCREASE ON HIS, HER OR ITS OWN TAX RETURNS. IT WILL BE THE RESPONSIBILITY OF EACH STOCKHOLDER TO PREPARE AND FILE ALL APPROPRIATE FEDERAL, STATE AND LOCAL TAX RETURNS.

EFFECTIVE DATE OF THE AMENDMENT

Pursuant to Rule 14c-2 under the Exchange Act, the Authorized Capital Increase will not be effective, until at least twenty (20) days after the date on which this Information Statement is filed with the Commission and a copy hereof has been mailed to each of the Company’s stockholders.  The Company anticipates that this Information Statement will be mailed to our stockholders as of the Record Date on or about August 31, 2023.  Therefore, the Company anticipates that the Authorized Capital Increase will be effective, and the Amendment to our Articles of Incorporation will be filed with the Secretary of State for the State of Nevada, on or about September 20, 2023.

The Company has asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the Company’s common stock and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

VOTING SECURITIES AND INFORMATION ON CONSENTING STOCKHOLDERS

Pursuant to the Company’s Bylaws and the Nevada Revised Statutes, a vote by the stockholders of shares representing a majority of all votes entitled to be cast on the matter is required to effect the action described herein.  As of the Record Date, the Company had:  (i) 233,649,403 voting common shares issued and outstanding and entitled to vote, which for voting purposes are entitled to one vote per share; and (ii) 500,000 voting Series C Preferred shares issued and outstanding and entitled to vote, which for voting purposes are entitled to vote 100 votes per share.

The consenting stockholders are the record and beneficial owner of a total of: (i) 97,513,070 shares of Common Stock which represent approximately 34.4% of the total number of all votes entitled to be cast; and (ii) 500,000 shares of our Series C Preferred Stock which represent approximately 17.6% of the total number of all votes entitled to be cast.  Accordingly, on any stockholders’ vote, the consenting stockholders have a total of 147,513,070 votes, greater than 50% of all votes entitled to be cast on the matter presented to the stockholders.  The consenting stockholders voted in favor of the actions described herein in a written consent, dated August 27, 2023. No consideration was paid for the consent. The consenting stockholder’s name, affiliations with the Company and beneficial holdings are as follows:

Voting Stockholder	Affiliation	Votes Entitled to be Cast on Matter	Percentage of Voting Shares

Juniper & Ivy Corporation	Stockholder	50,000,000	18%
Catalina Valencia	Stockholder	25,117,590	9%
Glycodots, LLC	Stockholder	19,800,000	7%
John W. Huemoeller II	CEO & Director	6,000,000	2%
Kettner Investments, LLC	Stockholder	11,169,852	4%
Medical Marijuana, Inc.	Stockholder	22,669,125	8%
Stuart W. Titus	Stockholder	6,928,831	2%
TL-66, LLC	Stockholder	5,827,672	2%

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of the 283,649,403 issued and outstanding shares of our common stock and Series C Preferred Stock as of August 27, 2023, by the following persons:

• each person who is known to be the beneficial owner of more than five percent (5%) of our issued and outstanding shares of common stock;

• each of our directors and executive officers; and

• all directors and executive officers as a class.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage Of Class
Executive Officers and Directors

John W. Huemoeller II (1)(6)	11,000,000	3.8%
Robert Malasek (1)	850,000	*
Timothy R. Scott (1)	1,333,333	*
Robert Cunningham (1)	1,333,333	*
Peter O’Rourke (1)	1,250,000
Blake N. Schroeder (1)	1,009,000	*

All Directors and Officers as a Group	16,775,666	5.9%

5% Stockholders

Medical Marijuana, Inc. (2)	22,669,125	7.9%
Catalina Valencia (1)	19,800,000	8.8%
Glycodots, LLC (3)	19,800,000	6.9%
Juniper & Ivy Corporation (4)(5)	500,000	17.6%

* Less than 1%

(1)The address is:  6191 Cornerstone Court, E., Suite 114, San Diego, CA 92121.

(2)The address is: 2384 La Mirada Dr., Vista, CA 92081.

(3)The address is: 3904 Caminito Silvera, San Diego, CA 92122.

(4)The address is: 5201 Memorial Drive #616, Houston, TX 77007.

(5)Juniper & Ivy Corporation owns 500,000 shares of our Series C Preferred Stock. Each share of our Series C Preferred Stock in convertible into one (1) share of our common stock and for voting purposes, each share of Series C Preferred stock is entitled to vote 100 votes per share representing approximately 17.6% of all votes entitled to be cast on the matter being presented to the stockholders.

(6)Does not include 500,000 shares of Series C Preferred Stock held by Juniper & Ivy Corporation of which Mr. Huemoeller II is the controlling sole officer and director.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC.  The number of shares and the percentage beneficially owned by each individual listed above include shares that are subject to options held by that individual that are immediately exercisable or exercisable within 60 days from the date of this annual report and the number of shares and the percentage beneficially owned by all officers and directors as a group includes shares subject to options held by all officers and directors as a group that are immediately exercisable or exercisable within 60 days from the date of this registration statement.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director, nominee for director, or officer of the Company, or associate of any of the foregoing persons, has any substantial interest, directly or indirectly, in the matter acted upon.  The Company’s sole director has not informed us in writing that he intends to oppose any action to be taken by the Company.

VOTING PROCEDURES

Pursuant to the Nevada Revised Statutes and our Articles of Incorporation, the affirmative vote of the holders of our stock entitled to cast a majority of all votes entitled to be cast on the matter presented  is sufficient to amend our Articles of Incorporation, which vote was obtained by the written consent of a majority of the stockholders as described herein.  As a result, the amendment to our Articles of Incorporation has been approved and no further votes will be needed.

NO DISSENTER'S RIGHT OF APPRAISAL

Under Nevada law, stockholders are not entitled to dissenter's rights of appraisal with respect to the Authorized Capital Increase.

CHANGE OF CONTROL AND CHANGES TO OUR BUSINESS

We have not had any change of control or changes to our business.

WHERE YOU CAN OBTAIN ADDITIONAL INFORMATION

The Company is subject to the informational requirements of the Exchange Act, and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-K and 10-Q with the Commission. Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at 100 F Street NW, Washington, D.C. 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 100 F Street NW, Washington D.C. 20549, at prescribed rates. The Commission maintains a website on the Internet (http://www.sec.gov) that contains the filings of issuers that file electronically with the Commission through the EDGAR system.  Copies of such filings may also be obtained by writing to the Company at AXIM Biotechnologies, Inc., 6191 Cornerstone Court, E., Suite 114, San Diego, CA 92121

STOCKHOLDERS SHARING AN ADDRESS

Unless we have received contrary instructions from a stockholder, we are delivering only one Information Statement to multiple stockholders sharing an address.  We will, upon request, promptly deliver a separate copy of this Information Statement to a stockholder who shares an address with another stockholder.  A stockholder who wishes to receive a separate copy of the Information Statement may make such a request in writing to the Company at AXIM Biotechnologies, Inc., 6191 Cornerstone Court, E., Suite 114, San Diego, CA 92121.

On behalf of the Board of Directors,

/s/ John W. Huemoeller II
By: John W Huemoeller II
Its: Chief Executive Officer
August 31, 2023

Appendix A

BARBARA K. CEGAVSKE

Secretary of State

204 North Carson Street, Suite 1

Carson City, Nevada 89701-4520

(775) 684-5708

Certificate of Amendment (PURSUANT TO NRS 78.385 AND 78.390) USE BLACK INK ONLY – DO NOT HIGHLIGHT

Certificate of Amendment to Articles of Incorporation

For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

AXIM Biotechnologies, Inc.

2. The articles have been amended as follows:  (provide articles numbers, if available)

The first paragraph of ARTICLE III of the Articles of Incorporation is amended in its entirety as follows:

    The total number of shares of capital stock which the Corporation shall have the authority to issue is One Billion Five Million (1,005,000,000) which shall be divided into two classes:  (1) Common Stock in the amount of One Billion (1,000,000,000) shares having par value of $0.0001 each; and (2) Preferred Stock in the amount of Five Million (5,000,000) shares having par value of $0.0001 each.  One Million (1,000,000) shares of the Corporation’s Preferred Stock has been designated as Series A Preferred Stock.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: Greater than 50%.

4. Effective date of filing: (optional)

(must not be later than 90 days after the certificate is filed)

5. Signature (required)

/s/ John W. Huemoeller II

_______________________________________

Signature of Officer